Exhibit 5.1
August 4, 2005
National City Bank
1900 East 9th Street
Cleveland, Ohio 44114
     Re: National City Credit Card Master Note Trust — Registration Statement on Form S-3
     Ladies and Gentlemen:
     We have acted as counsel for National City Bank (the “Bank”) in connection with the preparation of the registration statement on Form S-3, Nos. 333-126628, 333-126628-01, 333-126628-02 (the “Registration Statement”) relating to the issuance from time to time in one or more series (each, a “Series”) of asset-backed notes (the “Notes”). As set forth in the Registration Statement, the Notes will be issued by National City Credit Card Master Note Trust (the “Trust”), a Delaware statutory trust formed pursuant to the Trust Agreement, dated July 13, 2005 (as may be amended thereafter, the “Trust Agreement”) between the Bank and the Wilmington Trust Company, as owner trustee (the “Owner Trustee”). With respect to each series, the Notes will be issued pursuant to an Indenture (the “Indenture”), as supplemented, between the Trust and an Indenture Trustee. The Notes will be sold from time to time pursuant to certain underwriting agreements (the “Underwriting Agreements”) among the Bank and the Underwriters named therein.
     We have examined and relied upon the Registration Statement and, in each case as filed with the Registration Statement, the form of Indenture (including the form of Indenture Supplement and the form of Note, each included as exhibits thereto), the Trust Agreement and the form of the Underwriting Agreement relating to the Notes (collectively, the “Operative Documents”). In addition, we have examined and considered executed originals or counterparts, or certified or other copies, of such certificates, instruments, documents and other corporate records of the Bank and matters of fact and law as we have deemed necessary for the purposes of the opinion expressed below. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Registration Statement.
     In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Bank and others.
     Based on and subject to the foregoing, we are of the opinion that, with respect to the Notes of any series, when (i) the applicable Operative Documents relating to such series have each been duly authorized, completed, executed and delivered by the parties thereto substantially

National City Bank

August 4, 2005
in the form filed as an exhibit to the Registration Statement and (ii) such Notes of any series have been duly authorized, executed and delivered on behalf of the Trust and authenticated by the applicable Indenture Trustee, and issued against payment therefor, all in accordance with the terms and conditions of the related Operative Documents and in the manner described in the Registration Statement, such Notes will be the legally issued, valid and binding obligations of the Trust, enforceable in accordance with their respective terms.
     Our opinion is subject to (i) applicable bankruptcy, receivership, insolvency, reorganization, fraudulent transfer, voidable preference, moratorium or similar laws, and related judicial doctrines, from time to time in effect affecting creditors’ rights and remedies generally, and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits on the availability of equitable remedies), whether such principles are considered in a proceeding at law or in equity.
     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm in the Registration Statement and under the heading “Legal Matters” in the prospectus and the accompanying prospectus supplements forming a part of the Registration Statement, without admitting that we are “experts” within the meaning of the Securities Act of 1933 or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,
/s/ Jones Day

National City Corporation

1900 East Ninth Street
Cleveland, OH 44114-3484
216-222-2000
Fax: 216-222-2336
Email: carlton.langer@nationalcity.com

Carlton E. Langer
Senior Vice President and
Assistant General Counsel
August 4, 2005
National City Bank
1900 East 9th Street
Cleveland, Ohio 44114
Re: National City Credit Card Master Trust — Exhibit 5 Opinion
Ladies and Gentlemen:
     The undersigned is Senior Vice President and Assistant General Counsel for, and a member of the law department (the “Law Department”) of, National City Corporation, a Delaware corporation. The Law Department has acted as special counsel to National City Bank, a national banking association (the “Bank”), in connection with the Registration Statement on Form S-3 (Nos. 333-126628, 333-126628-01 and 333-126628-02) filed by the Bank with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on August 4, 2005 (the “Registration Statement”). As described in the Registration Statement, the Bank has conveyed and proposes to further convey from time to time the receivables (the “Receivables”) that are generated in a portfolio of certain consumer revolving credit card accounts (the “Accounts”) and other rights to the National City Credit Card Master Trust (the “Trust”). The Bank proposes to cause the Trust to issue the Asset Backed Certificate, Series 2005-CC (the “Certificate”), pursuant to (i) the Pooling and Servicing Agreement, dated as of June 1, 1995 and as amended and restated as of July 1, 2000 (as amended and restated and as further amended from time to time on or prior to the date hereof, the “Pooling and Servicing Agreement”), by and between the Bank and The Bank of New York (Delaware), as trustee (in such capacity, the “Trustee”), and (ii) the Series 2005-CC Supplement to the Pooling and Servicing Agreement, to be dated on or about August 23, 2005 (the “Series 2005-CC Supplement”), by and between the Bank and the Trustee.
     The Pooling and Servicing Agreement and the Series 2005-CC Supplement (in the form included as an exhibit to the Registration Statement) are referred to collectively as the “Transaction Documents.” Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement as supplemented by the Series 2005-CC Supplement.
     With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on my part except to the extent otherwise expressly stated, and the Law Department expresses no opinion with respect to the subject matter or accuracy of the assumptions or items upon which it has relied.
     In connection with the opinions expressed herein, the Law Department has examined such documents, records and matters of law as it has deemed necessary for the purposes of this

August 4, 2005

opinion letter. In all such examinations, the Law Department has assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to it as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, the Law Department has relied upon, and assumed the accuracy of, representations and warranties contained in the Transaction Documents, and oral or written statements and other information of or from representatives of the Bank and others, and assumed compliance on the part of all parties to each of the Transaction Documents with their covenants and agreements contained therein.
     Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, the Law Department is of the opinion that:
(i)	The Bank is a national banking association formed under the laws of the United States of America and is authorized to transact the business of banking, including to own its assets and to transact its business as described in the Registration Statement, and had at all relevant times and now has the power, authority and legal right to acquire, own, sell and service the Accounts and the Receivables.
(ii)	The Bank has the power and authority to execute and deliver the Transaction Documents and to consummate the transactions contemplated therein.
(iii)	The terms, execution and delivery of the Certificate have been duly authorized.
(iv)	Neither the execution, delivery and performance by the Bank of its obligations under the Transaction Documents, the issuance and sale of the Certificate, nor the consummation of any other of the transactions contemplated by the Transaction Documents, will conflict with, result in a breach of or violation of any of the terms of, or constitute a default under, (x) the Articles of Association or by-laws of the Bank, each as amended, (y) any rule, order, statute or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Bank, or (z) the terms of any material indenture or other material agreement or instrument known to the Law Department to which the Bank is a party or by which it or its properties are bound.
(v)	Each of the Transaction Documents has been duly authorized by the Bank, and the Pooling and Servicing Agreement has been duly executed and delivered by the Bank.
     Whenever the Law Department has asserted that a matter is “to the knowledge of the Law Department” or “known to the Law Department”, the knowledge of the Law Department is limited to the actual knowledge of those attorneys (consisting of Linda K. Erkkila and William R. Stewart, Jr.) in the Law Department who have directly and substantially participated in advising the Bank with respect to the transactions contemplated by the Transaction Documents.
     The opinions expressed herein are limited to the federal laws of the United States of America and the laws of the State of Ohio, in each case as currently in effect. We hereby consent to the filing of this letter as an exhibit to the Registration Statement, without admitting that we are “experts” within the meaning of the Securities Act of 1933 or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.
Very truly yours,
/s/ Carlton E. Langer
Senior Vice President and
Assistant General Counsel